Exhibit 99.2

FEDERAL DEPOSIT INSURANCE CORPORATION

WASHINGTON, D.C.

CALIFORNIA DEPARTMENT OF BUSINESS OVERSIGHT

SACRAMENTO, CALIFORNIA

In the Matter of: CALIFORNIA UNITED BANK LOS ANGELES, CALIFORNIA (INSURED STATE NONMEMBER BANK)	) ) ) ) ) ) ) ) ) )	STIPULATION TO THE ISSUANCE OF A CONSENT ORDER FDIC-16-0129b

Subject to the acceptance of this Stipulation to the Issuance of a Consent Order (“Stipulation”) by the Federal Deposit Insurance Corporation (“FDIC”) and the California Department of Business Oversight (“CDBO”), it is hereby stipulated and agreed by and between a representative of the Legal Division of FDIC, a representative of the CDBO, and California United Bank, Los Angeles, California (“Bank”), as follows:

1. The Bank has been advised of its right to receive a Notice of Charges and of Hearing (“Notice”) detailing the unsafe or unsound banking practices and violations of law and/or regulations alleged to have been committed by the Bank and of its right to a public hearing on the alleged charges under section 8(b)(1) of the Federal Deposit Insurance Act (“Act”), 12 U.S.C. § 1818(b)(1), and Section 580 of the California Financial Code (“CFC”), and has waived those rights.

2. The Bank, solely for the purpose of this proceeding and without admitting or denying any of the alleged charges of unsafe or unsound banking practices and any violations of law and/or regulations, hereby consents and agrees to the issuance of a Consent Order (“Order”) by the FDIC and the CDBO. The Bank further stipulates and agrees that such Order will be deemed to be an order which has become final under the Act and the CFC, and that said Order shall become effective upon its issuance by the FDIC and the CDBO, and fully enforceable by the FDIC and the CDBO pursuant to the provisions of the Act and the CFC.

3. In the event the FDIC and the CDBO accept the Stipulation and issue the Order, it is agreed that no action to enforce said Order in the United States District Court will be taken by the FDIC, and no action to enforce said Order in State Superior Court will be taken by the CDBO, unless the Bank or any institution-affiliated party, as such term is defined in section 3(u) of the Act, 12 U.S.C. § 1813(u), has violated or is about to violate any provision of the Order.

4. The Bank hereby waives:

(a) The receipt of a Notice;

(b) All defenses in this proceeding;

(c) A public hearing for the purpose of taking evidence on such alleged charges;

(d) The filing of Proposed Findings of Fact and Conclusions of Law;

(e) A recommended decision of an Administrative Law Judge;

(f) Exceptions and briefs with respect to such recommended decision; and

(g) The right to appeal.

Dated: September 23, 2016

FEDERAL DEPOSIT INSURANCE CORPORATION, LEGAL DIVISION	CALIFORNIA DEPARTMENT OF BUSINESS OVERSIGHT
BY:	BY:

/s/ SANDRA A. QUIGLEY	/s/ PAMELA NAKAGAWA
Sandra A. Quigley	Pamela Nakagawa
Counsel	Counsel

CALIFORNIA UNITED BANK

LOS ANGELES, CALIFORNIA

BY:

/s/ ROBERTO E. BARRAGAN	/s/ DAVID I. RAINER
Roberto E. Barragan	David I. Rainer

/s/ CHARLES R. BEAUREGARD	/s/ ROY A. SALTER
Charles R. Beauregard	Roy A. Salter

/s/ KENNETH J. COSGROVE	/s/ DANIEL F. SELLECK
Kenneth J. Cosgrove	Daniel F. Selleck

/s/ DAVID C. HOLMAN	/s/ CHARLES H. SWEETMAN
David C. Holman	Charles H. Sweetman

/s/ K. BRIAN HORTON	/s/ KAVEH VARJAVAND
K. Brian Horton	Kaveh Varjavand

/s/ ERIC S. KENTOR	/s/ ANNE A. WILLIAMS
Eric S. Kentor	Anne A. Williams

/s/ JEFFREY LEITZINGER
Jeffrey Leitzinger

Comprising the Board of Directors of

California United Bank

Los Angeles, California